UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

951 SanDisk Drive, Milpitas, California 95035

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 29, 2013, SanDisk Corporation (the “Registrant”) completed the private offering of $1.5 billion aggregate principal amount of its 0.50% Convertible Senior Notes due 2020.  The $1.5 billion aggregate principal amount of notes includes notes issued in connection with the full exercise on October 24, 2013 by the initial purchaser for the notes offering of its option to purchase up to $200.0 million principal amount of notes to cover over-allotments.

The net proceeds from this offering were approximately $1.48 billion, after deducting the initial purchaser’s discounts and estimated offering expenses.

As of October 29, 2013, in connection with the issuance of the notes, the Registrant entered into an Indenture (the “Indenture”) with respect to the notes with The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

Under the Indenture, the notes will be senior unsecured obligations of the Registrant and will pay interest semiannually at a rate of 0.50% per annum.  The notes will be convertible at an initial conversion rate of 10.8470 shares of the Registrant’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $92.19 per share).  The initial conversion price represents a premium of approximately 35% to the $68.29 per share closing price of the Registrant’s common stock on October 23, 2013.  The notes will be convertible beginning on July 15, 2020, or earlier upon the occurrence of certain events.  Upon conversion of the notes, holders will receive cash up to the principal amount of each note, and any excess conversion value will be delivered in shares of the Registrant’s common stock.

If the Registrant undergoes a “fundamental change,” as defined in the Indenture, prior to the maturity of the notes, the Registrant will increase the conversion rate for a holder who elects to convert its notes in connection with such a fundamental change upon conversion, under certain circumstances.

If the Registrant undergoes a “designated event,” as defined in the Indenture, including a “fundamental change,” holders will have the option to require the Registrant to purchase all or any portion of their notes.  The designated event purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to but excluding the designated event purchase date.  The Registrant will pay cash for all notes so purchased.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable.

The above description of the Indenture and the notes is a summary only and is qualified in its entirety by reference to the Indenture (and the form of note included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 3.02.

The Registrant used approximately $113.9 million of the net proceeds of the notes offering to fund the cost to it of the convertible note hedge transactions (after taking into account the proceeds to the Registrant from the warrant transactions) entered into in connection with this offering with the initial purchaser for the notes offering and other financial institutions (the “Dealers”).  The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, 16,270,500 shares of the Registrant’s common stock, which is equal to the number of shares of the Registrant’s common stock that will initially underlie the notes.  The Registrant has also entered into separate privately negotiated warrant transactions with such Dealers or their affiliates, which warrants have an exercise price that will initially be $122.9220 per share, which represents a premium of 80% to the $68.29 per share closing price of the Registrant’s common stock on October 23, 2013.

These convertible note hedge transactions and warrant transactions are expected to reduce the potential dilution with respect to the Registrant’s common stock upon conversion of the notes; however, the warrant transactions could have a dilutive effect with respect to the Registrant’s common stock to the extent that the market price per share of the Registrant’s common stock exceeds the strike price of the warrants.

In connection with hedging these transactions, the Dealers or their respective affiliates have entered into various over-the-counter cash-settled derivative transactions with respect to the Registrant’s common stock concurrently with the pricing of the notes and may unwind these over-the-counter derivatives and/or purchase the Registrant’s common stock in open market and/or privately negotiated transactions shortly following the pricing of the notes.  These activities and repurchases of shares of the Registrant’s common stock under the Registrant’s existing stock repurchase programs may raise or maintain the market price of the Registrant’s common stock or the notes above market levels that otherwise would have prevailed or prevent or retard a decline in the market price of the Registrant’s common stock or the notes.  In addition, the Dealers or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell the Registrant’s common stock in open market and/or privately negotiated transactions prior to maturity of the notes, including during any observation period, for the settlement of conversions of notes as described above, which could adversely impact the price of the Registrant’s common stock and of the notes.

Item 8.01.                                        Other Items.

The Registrant used approximately $150.0 million of the net proceeds of the notes offering to repurchase 2,196,514 shares of the Registrant’s common stock from purchasers of notes in privately negotiated transactions effected through the initial purchaser for the notes offering, as the Registrant’s agent.  The purchase price of the common stock repurchased in such transactions was equal to the closing price per share of the Registrant’s common stock on the date of the pricing of the offering, which was $68.29 per share.  In addition, following this offering, the Registrant may repurchase, from time to time, shares of its common stock pursuant to the Registrant’s existing stock repurchase programs.  Repurchases of shares of the Registrant’s common stock could increase, or prevent a decrease in, the market price of the Registrant’s common stock or the notes.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Document
4.1

Indenture (including form of note) with respect to the Registrant’s 0.50% Convertible Senior Notes due 2020, dated as of October 29, 2013, by and between the Registrant and The Bank of New York Mellon, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 29, 2013
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1

Indenture (including form of note) with respect to the Registrant’s 0.50% Convertible Senior Notes due 2020, dated as of October 29, 2013, by and between the Registrant and The Bank of New York Mellon, N.A.